Exhibit 99.B(h)(2)(iii)

Participation Agreement

Exhibit B

All current Portfolios of Pacific Select Fund that offer Class I shares, as listed in the current prospectus.

Effective: October 23, 2020, agreed to and accepted by:

PACIFIC SELECT FUND

By:	/s/ Howard T. Hirakawa
Name: Howard T. Hirakawa
Title: Senior Vice President

PACIFIC SELECT DISTRIBUTORS LLC

By:	/s/ Brett Hynes
Name: Brett Hynes
Title: Vice President

PACIFIC LIFE FUND ADVISORS LLC

By:	/s/ Howard T. Hirakawa
Name: Howard T. Hirakawa
Title: Senior Vice President

PACIFIC LIFE INSURANCE COMPANY

By:	/s/ Howard T. Hirakawa
Name: Howard T. Hirakawa
Title: Senior Vice President

PACIFIC LIFE & ANNUITY COMPANY

By:	/s/ Trevor T. Smith
Name: Trevor T. Smith
Title: Assistant Vice President, Corporate Financial